Exhibit 10.5

FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT

This First Amendment (“Amendment”) to the Employment Agreement dated effective October 1, 2007 (“Agreement”) by and between The Scotts Company, LLC (“Company”) and David C. Evans (“Executive”) is effective as of this 27th day of June, 2011.

RECITALS

WHEREAS, the Company and the Executive previously entered into the Agreement;

WHEREAS, the current term of the Agreement extends through September 30, 2011; and

WHEREAS, the Company and the Executive each desire to amend the Agreement as described herein.

AMENDMENT

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements of the parties set forth in this Agreement, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.	Article 1 of the Agreement is hereby amended by inserting the following at the end thereof:

The term of the Agreement shall be extended and fixed through November 4, 2011, and the Agreement will terminate in accordance with its terms at the end of the day on November 4, 2011.

2.	Section 7.4(b)(ii) of the Agreement is hereby deleted in its entirety and the following is substituted therefore:

(ii) A lump sum payment equal to the Annual Bonus Award that the Executive would have received had the Executive remained employed for the entire fiscal year/performance period, but prorated based on the actual Base Salary paid to the Executive during such fiscal year for services rendered through the Effective Date of Termination.

3.	Except as modified by this Amendment, all the terms and provisions of the Agreement as in effect immediately prior to the Amendment shall continue in full force and effect.

4.	Both parties acknowledge and agree that this Amendment shall not be construed for any purpose as a “notice not to renew or extend” the Agreement.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by a duly authorized officer and the Executive has executed this Amendment, each effective as of the date first set forth above.

COMPANY	EXECUTIVE
The Scotts Company, LLC	/s/ David C. Evans

David C. Evans
By: /s/ Denise Stump

Its: EVP, Global HR